                                                                     Exhibit 14






                          Independent Auditors' Consent

To the Shareholders and Board of Directors of Travelers Series Fund Inc. - Smith Barney Aggressive Growth Portfolio

We consent to the incorporation by reference, of our report dated December 11, 2000 with respect to Smith Barney Aggressive Growth Portfolio of Travelers Series Fund Inc. and to the reference to our firm under the heading "Other Service Providers" in the Proxy Statement/Prospectus included in this Registration Statement on Form N-14.

                                                       KPMG LLP


New York, New York
February 16, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 16, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to Shareholders of CitiSelect VIP Folio 400 Growth and CitiSelect VIP Folio 500 Growth Plus (portfolios of Variable Annuity Portfolios, hereafter referred to as the "Portfolios") which financial statements and financial highlights are also incorporated by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement. We further consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Portfolios dated May 1, 2000, of our report dated February 17, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of the Portfolios, which Prospectus and Statement of Additional Information are also included in and incorporated by reference in the Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in the Registration Statement and under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information dated May 1, 2000.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2001